Exhibit 23

                         INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors
Business Bancorp

We consent to the incorporation by reference in Registration Statement No. 333-76460 of Business Bancorp on Form S-8 of our report dated February 22, 2002, appearing in this Annual Report on Form 10-K of Business Bancorp for the year ended December 31, 2001.


/S/ Vavrinek, Trine, Day & Co., LLP


March 29, 2002
Rancho Cucamonga, California